UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2021

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on Form 8-K, on April 20, 2020, QSAM Biosciences, Inc. (the “Company”), through its wholly-owned subsidiary, QSAM Therapeutics Inc. (the “Subsidiary”), entered into a patent and technology license agreement (the “License Agreement”) and trademark assignment with IGL Pharma, Inc. (“IGL”) to secure the exclusive, worldwide rights to the radiopharmaceutical drug candidate, CycloSam®. The License Agreement stipulated milestone-based payments to IGL tied to successful completion of clinical trial phases, royalty fees on net sales, and commissions from sublicensing or sale of the product among other things. On November 24, 2021, the Company and IGL entered into a first amendment to the License Agreement to effect certain changes to the commercial arrangement between the parties. We have summarized the key terms of the amendment below (the “Amended License Agreement”):

(i)	The Company had previously agreed to issue a 5% equity interest in the Subsidiary to IGL upon satisfaction of certain conditions. Pursuant to the Amended License Agreement, we have agreed to issue 500,000 restricted common shares of the Company to IGL in lieu of equity interest in the Subsidiary;
(ii)	The License Agreement stipulated a payment to IGL of up to 50% of any sublicense fees received by the Company in the event of a grant of rights to CycloSam® to a third party. This fee has been materially reduced to a fixed payment of 5% of any sublicense fee, which includes the sale of the technology or sale of our Subsidiary that holds the Amended License Agreement to a third party;
(iii)	Milestone payments tied to phases of clinical trials were increased from a total of $150,000 to a total of $410,000, which are expected to be paid over the following two to three years, and our payment upon the first commercial sale of CycloSam® to third parties was increased from $1,500,000 to $2,000,000;
(iv)	We have agreed to provide IGL the right to observe and participate in any board of directors meeting of the Company in which any scheduled agenda item may reasonably affect the rights of IGL under the Amended License Agreement.

The above terms represent a summary of the Amended License Agreement and are qualified in their entirety by reference to the copy filed as Exhibit 10.1 to this Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Amended License Agreement, the Company issued 500,000 shares of common stock to IGL. See Item 1.01 above. The shares of common stock issued under the Amended License Agreement were not registered under the Securities Act of 1933, as amended, but were issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Patent and Technology License Agreement and Trademark Assignment

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel

Date: November 30, 2021